SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934



            Date of Report (Date of earliest event reported)

                             March 14, 1996


                            ASHLAND COAL, INC.
          (Exact name or registrant as specified in its charter)



     DELAWARE                 1-9993               61-0880012
(State or other      (Commission file number)    (I.R.S.Employer
jurisdiction of                                Identification No.)
incorporation or
organization)



         2205 FIFTH STREET ROAD, HUNTINGTON, WEST VIRGINIA  25701
     (Address of principal executive offices)  (Zip Code)



              P.O. BOX 6300, HUNTINGTON, WEST VIRGINIA  25771
                       (Mailing Address)          (Zip Code)



     Registrant's telephone number, including area code:  (304) 526-3333

Item 5.   Other Events.


          Ashland Coal, Inc. will take a pre-tax charge to earnings of approximately $4.5 million in its first quarter ending March 31, 1996, in connection with a restructuring of its corporate and subsidiary support functions. The charge arises from the elimination of 51 salaried positions at Ashland Coal and several of its operating subsidiaries, as well as the consolidation of some of its West Virginia operations. The restructuring is expected to favorably affect earnings for the balance of 1996 as well as future periods.

          The restructuring is part of Ashland Coal's ongoing efforts to maintain its competitiveness in the coal industry. Although additional charges may be required in the future as these efforts continue, if such charges occur they are expected to be much less than the charge to be taken in the first quarter.

                                SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   ASHLAND COAL, INC.
                                   (Registrant)

                                   By:  /s/  Marc R. Solochek
                                        Senior Vice President and
                                        Chief Financial Officer



                                   Date: March 14, 1996